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                                                                   EXHIBIT 99.11

                       Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 7, 1997, relating to the financial statements and financial highlights of SunAmerica Equity Funds (the "Fund"), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Fund's Prospectus for all classes of shares offered excluding Class Z ("General Prospectus") and into the Class Z shares Prospectus of SunAmerica Balanced Assets Fund and SunAmerica Small Company Growth Fund ("Class Z Prospectus") which constitute parts of this Registration Statement. We also consent to the reference to us under the heading "Additional Information - Independent Accountants and Legal Counsel" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" and "General Information - Independent Accountants and Legal Counsel" in the General Prospectus and to the reference to us under the heading "Financial Highlights" in the Class Z Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
January 21, 1998